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                                    EXHIBIT D

                         NOTICE OF WITHDRAWAL OF TENDER

                             Regarding Interests in

             J.P. MORGAN ATLAS GLOBAL LONG/SHORT EQUITY FUND, L.L.C.

                   Tendered Pursuant to the Offer to Purchase
                             Dated December 23, 2003

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                    AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
                            RECEIVED BY PFPC INC. BY,
 12:00 MIDNIGHT, NEW YORK TIME, ON FRIDAY, JANUARY 23, 2004, UNLESS THE OFFER IS
                                    EXTENDED.

                Complete This Notice of Withdrawal And Return To:

            J.P. Morgan Atlas Global Long/Short Equity Fund, L.L.C.,
                                  c/o PFPC Inc.
                                  P.O. Box 219
                               Claymont, DE 19703

                      Attention: Tender Offer Administrator
                              Phone: (302) 791-2810
                               Fax: (302) 791-2790

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Ladies and Gentlemen:

         The undersigned wishes to withdraw the tender of its limited liability company interest in J.P. Atlas Global Long/Short Equity Fund, L.L.C. (the "Fund"), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

         Such tender was in the amount of:

               [ ] The undersigned's entire limited liability company interest.

               [ ] A portion of the undersigned's limited liability company interest expressed as a specific dollar value.

               $________________________

         The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS                 FOR OTHER INVESTORS:
AND JOINT TENANTS:

________________________________        ________________________________________
Signature                                Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY
AS APPEARED ON SUBSCRIPTION
AGREEMENT)

________________________________        ________________________________________
Print Name of Investor                   Signature
                                         (SIGNATURE OF OWNER(S) EXACTLY AS
                                         APPEARED ON SUBSCRIPTION
                                         AGREEMENT)

________________________________        ________________________________________
Joint Tenant Signature if necessary      Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY
AS APPEARED ON SUBSCRIPTION
AGREEMENT)

________________________________        ________________________________________
Print Name of Joint Tenant               Co-signatory if necessary (SIGNATURE OF
                                         OWNER(S) EXACTLY AS APPEARED ON
                                         SUBSCRIPTION AGREEMENT)

                                        ________________________________________
                                         Print Name and Title of Co-signatory

Date: ______________

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